UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                  COMPOSITE INDUSTRIES OF AMERICA, INC.


          (Exact name or Registrant as specified in its charter)

                  Nevada                           87-0434297
       (State or other jurisdiction of          (I.R.S. Employer
        incorporation or organization)       Identification number)


          5333 S. Arville St.  # 206
           Las Vegas, Nevada 89118                 702-579-4888
        (Name, address, including zip code, and telephone numbers, including area code, of agent of service)


+------------------------------------------------------------------------------+
|                         CALCULATION OF REGISTRATION FEE                      |
+------------------------------------------------------------------------------+
|                   |              |  Proposed   |  Proposed    |              |
| Title of          |              |  maximum    |  maximum     |              |
| each class        |  Amount      |  offering   |  aggregate   | Amount of    |
| of securities     |  to be       |  price per  |  offering    | registration |
| to be registered  |  registered  |  share(2)   |  price       | fee          |
|-------------------|--------------|-------------|--------------|--------------|
| Common Stock(1)   |  500,000     |  $0.385     | $192,500.00  | $17.71       |
|                   |              |             |              |              |
+-------------------|--------------|-------------|--------------|--------------+


 (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

 (2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee based on the average of the bid and asked prices of the Registrant's Shares reported on the OTC Bulletin Board on April 16, 2002.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

1. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.

2. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the 1934 Act since June 30, 2001.

          All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 , prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superceded, shall not be deemed except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

             Not Applicable

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. COMPOSITE INDUSTRIES OF AMERICA, Inc. ("CIAI") has provided in its By-Laws that the directors and officers of CIAI will be indemnified and secured harmless to the full extent permitted by law out of the assets of CIAI from and against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, other than in the case of any fraud or dishonesty. In addition, CIAI has provided in its By-Laws that each shareholder of CIAI agrees to waive any claim or right to action, individually or in the right of CIAI against any director or officer or CIAI on account of any action taken by such director or officer.

              Nevada Law also permits CIAI to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their power and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable

ITEM 8.   EXHIBITS


Exhibit   Description
   No.

    5.1   Opinion of James E. Pratt, Esq.

   23.1   Consent of James E. Pratt, Esq. (included in Exhibit 5.1)

   24.1   Powers of Attorney


ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers of sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

(2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirement of the Securities Act of 1933, the Registrant, Composite Industries of America, Inc., a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this17th day of April, 2002.

                           COMPOSITE INDUSTRIES OF AMERICA, INC.

                           By: /s/ William Morris
                                   -----------------
                                   William Morris
                                   President & CEO

EXHIBITS


 5.1    Opinion of James E. Pratt, Esq.

23.1    Consent of James E. Pratt, Esq. (included in Exhibit 5.1)

24.1    Powers of Attorney